EXHIBIT 3.21

                              STATE OF NEW JERSEY
                             DEPARTMENT OF TREASURY
                     FILING CERTIFICATION (CERTIFIED COPY)


                          DISTRIBUTORS RECYCLING, INC.

         I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department the below listed document(s) and that the foregoing is a true copy of the

         Certificate of Incorporation
         And Reinstatement

as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

                                           IN TESTIMONY WHEREOF, I have
                                              hereunto set my hand and
                                              affixed my Official Seal
                                              at Trenton, this 8th day
                                              of June, 2000

                                            /s/ Roland M. Machold
                                            ----------------------------
                                            Roland M. Machold
                                            Treasurer


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                          CERTIFICATE OF INCORPORATION
                                       OF
                          DISTRIBUTORS RECYCLING, INC.

     The undersigned, being over the age of 18 years, in order to form a corporation pursuant to the provisions of the New Jersey Business Corporation Act, hereby certifies as follows:

     1. The name of the corporation is:

                          DISTRIBUTORS RECYCLING, INC.

     2. The purpose of the corporation is to engage in any activity within the purpose for which corporations may be organized under the New Jersey Business Corporation act, N.J.S. 14A:1-1 et seq.

     3. The corporation is authorized to issue 200 shares of capital stock without par value.

     4. The initial registered office of the corporation is 510 Old Bridge Turnpike, South River, New Jersey 08882. The name of the corporation's initial registered agent at that office is Simon Sinnreich.

     5. One person will constitute the first Board of Directors, the name and address is as follows:

               Simon Sinnreich
               510 Old Bridge Turnpike
               South River, New Jersey 08882

     6. The name and address of the incorporator of the corporation is as follows:

               Simon Sinnreich
               510 Old Bridge Turnpike
               South River, New Jersey 08882

         IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation this 19th day of July, 1983.

                                            /s/ Simon Sinnreich(L.S.)
                                            -------------------------------
                                            SIMON SINNREICH


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STATE OF NEW JERSEY:
                   : ss
COUNTY OF MIDDLESEX:

BE IT REMEMBERED that on this 19th day of July 1983, before me, the subscriber, personally appeared SIMON SINNREICH, who I am satisfied is the person named in and who executed the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.

                                            /s/ John A. Jorgensen
                                            -----------------------------
                                            JOHN A. JORGENSEN
                                            Attorney-at-Law of New Jersey


Prepared by:

/s/ John A. Jorgensen
-----------------------------
JOHN A. JORGENSEN
Attorney-at-Law of New Jersey

          PETITION FOR THE REINSTATEMENT OF FRANCHISE OF A CORPORATION
                           OF THE STATE OF NEW JERSEY


IN THE MATTER OF:

Corporate Name:               DISTRIBUTORS RECYCLING INC.
Corporation Serial Number:    0100-2011-33
Federal Identification No.    222-466-975/000
Number of Authorized Shares:  200
Present Corporate Address:    P.O. Box 5250, Somerset NJ 08875
Registered Agent:             Simon Sinnreich
Registered Agent's Address:   100 Franklin Square Dr., Suite 105,
                              Somerset NJ 08873
To The Honorable JOAN HABERLE Secretary of State of the State of New Jersey:

1. Prior to Sept. 1, 1988, on which date the corporate charter was voided, Your Petitioner, Distributors Recycling Inc. was a corporation, organized under the laws of New Jersey, and in possession of all franchises granted thereby, being other than a gas, electric light, telephone, telegraph, water, pipe line, railroad, or street railway company, or a corporation having the right to use the public streets or to take and condemn lands in this State.

2. On aforesaid date, the charter and corporate powers of Petitioner became inoperative and void, by proclamation of the Governor, prior to 1971, or by the Secretary of State of New Jersey in 1971 and all years subsequent thereto, issued pursuant to N.J.S.A. 54:11-2, for nonpayment of taxes.

3. Petitioner herewith entreats the Secretary of State of New Jersey to reinstate it to all its corporate franchises and privileges, pursuant to N.J.S.A. 54:11-5 and herewith tenders, for payment to the Secretary of State the sum of $50.00, as a reinstatement fee (U.S. Postal Money Order or certified check made payable to the order of "New Jersey Secretary of State").

4. The tax returns required to be filed pursuant to Title 54 of the Revised Statutes of New Jersey as of this date have been filed and the taxes reported to be due thereon to the State of New Jersey, Department of Treasury, Division of Taxation, have been paid.

        (A) CORPORATE ACKNOWLEDGMENT REQUIRING TWO OFFICERS' SIGNATURES

IN WITNESS WHEREOF, Petitioner has caused these presents to be signed by its President or Vice President and its corporate seal to be hereunto affixed by its Secretary.

Attest:

/s/                                         Distributors Recycling, Inc.
  ----------------------------              ---------------------------------
Asst. Secretary                             Petitioning Corporation


                                            By /s/ Joseph Mastroianni
                                               ------------------------------
                                                 President

STATE OF NEW JERSEY
                                      ss.:
COUNTY OF SOMERSET

On December 11, 1991, before me, the subscriber, personally appeared Joseph Mastroianni who being by me duly sworn according to law on his oath saith that he is president of the above-named Petitioner, that the seal affixed to aforesaid Petition is the corporate seal of the said corporation; that Joseph Mastroianni is the President of the said corporation; that this deponent saw the said Joseph Mastroianni sign the Petition as the act and deed of said corporation, he being thereunto duly authorized; that this deponent signed his name to the Petition as an attesting witness, and that the facts stated in said petition are true.

                                             /s/
Sworn and subscribed to before              ------------------------------------
me the day and year aforesaid                    Asst. Secretary

/s/ Sarina Urban
-----------------------------
SARINA URBAN
NOTARY PUBLIC OF NEW JERSEY
MY COMMISSION EXPIRES FEB. 23, 1993

                          (B) CORPORATE ACKNOWLEDGMENT
                       REQUIRING ONE OFFICER'S SIGNATURE

IN WITNESS WHEREOF, Petitioner has caused these presents to be signed by its President or Vice President and its corporate seal to be hereunto affixed.

STATE OF NEW JERSEY
                         ss.:                   --------------------------------
COUNTY OF                                            Petitioning Corporation

On this day of                    , 19     , before me, the subscriber, a of the
State of personally appeared                                            , the
President of the said corporation, who I am satisfied is the person who has signed the within instrument, and, I having first made known to him the contents thereof, he did acknowledge that he signed, sealed with the corporate seal, and delivered the same as such officer aforesaid and that the within instrument is the voluntary act and deed of such corporation, made by virtue of the authority of its Board of Directors.

Sworn and subscribed to before
me the      day and year aforesaid
                                                 -------------------------------
----------------------------------                 President or Vice President

To The Honorable,                                    , Secretary of State of the
State of New Jersey:

I advise the reinstatement of the aforesaid corporation to its franchises and privileges.

                                               By
     -----------------------------               -------------------------------
         Attorney General                        Deputy Attorney General

                                     , a corporation organized under the laws of
this State, applying, by the foregoing Petition, to have its corporate franchise and privileges restored and tendering, for payment to the Secretary of State, the sum of $ ________________________, reinstatement fee, and the Attorney General having advised said reinstatement:
     I,                                             , Secretary of State of the
State of New Jersey, in the exercise of the power granted to me in and by N.J.S.A. 54:11-5, its amendments and supplements do hereby permit aforesaid corporation to be reinstated and entitled to all its franchises and privileges.

IN WITNESS WHEREOF I have hereunto set my hand this 15th day of January 1992.

                                                     /s/ Joan Haberle
                                                     -------------------
                                                     Secretary of State

                          PETITION FOR REINSTATEMENT

                         Distributors Recycling, Inc.




                     SEND CERTIFICATE OF REINSTATEMENT TO

                     Simon Sinnreich

                     100 Franklin Square Dr., Suite 105

                     Somerset NJ 08873

C-9101
---------
3-74, R-2
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INTRA-DEPARTMENTAL COMMUNICATION        NJ DEPARTMENT OF THE TREASURY

TO:      The Honorable Joan Haberle Secretary of State
         Office of Secretary of State

FROM:    Leslie A. Thompson, Director Division of Taxation

BY:      Steven H. Breen, Acting Supervisor Reinstatements and
         Proclamations

SUBJECT: Petition for Reinstatement            DATE: December 13, 1991

     In the Matter of:

          Petitioning Corporation    DISTRIBUTORS RECYCLING INC
          Corporation Serial Number  0100-2011-33
          Federal Identification     222-466-975/000
          Date of Voidance           9-1-88
          Date of Reinstatement

     Attached is a Petition for the Reinstatement of Franchise of a Corporation of the State of New Jersey, together with a check in the amount of $50.00, the reinstatement fee due the Office of the Secretary of State.

CERTIFICATION:

     As of the date of this memorandum, the tax returner required to be filed with the Division of Taxation by the Petitioner, pursuant to Title 54 and 54A of the Revised Statutes of New Jersey have been filed and the taxes reported to be due thereon have been paid.

CERTIFICATION NOT VALID AFTER: March 13, 1992

     If the corporation's charter is not reinstated within the ninety (90) day period, the corporation must then reapply to the Division of Taxation in order that a new certification be issued.

cc: Andrea Watson
    Department of Law and Public Safety